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                                                             EXHIBIT 23.2

                       Consent of Independent Auditors
                       -------------------------------


The Board of Directors and Stockholders
Selective Insurance Group, Inc.

We consent to the incorporation by reference herein of our reports dated January 17, 1997, relating to the consolidated balance sheets of Selective Insurance Group, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity and cash flows and related schedules for each of the years in the three-year period ended December 31, 1996, which reports appear in the December 31, 1996 Annual Report on Form 10-K of Selective Insurance Group, Inc.

As discussed in notes 1 and 3 to the consolidated financial statements, the Company adopted the provisions of the Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" in 1994.


                                                  /s/KPMG Peat Marwick
October 8, 1997
Short Hills, New Jersey